Exhibit 10.2

EXHIBIT A-1

FUNDING NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”), the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

Pursuant to Section 2.1(b) of the Credit Agreement, Borrower desires that Lenders make the following Credit Extension[s] to Company in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yyyy] (the “Credit Date”):

Term Loans

•	Base Rate Loans:	$[ , , ]

•	Eurodollar Rate Loans, with an Initial Interest Period of Month(s):	$ [ , , ]

Borrower hereby certifies that:

(i) the Credit Extension[s] requested herein [comply] [complies] with the provisions of Section 2.1; and

(ii) the conditions specified in Section 3.1 have been satisfied on and as of the Credit Date.

Date: [mm/dd/yyyy]	DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

A-1-1

EXHIBIT A-2

CONVERSION/CONTINUATION NOTICE

Reference is made to the Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”), the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

Pursuant to Section 2.8 of the Credit Agreement, Borrower desires to convert or to continue the following Term Loans, each such conversion and/or continuation to be effective as of [mm/dd/yyyy]:

$[ , , ]	Eurodollar Rate Loans to be continued with Interest Period of month(s)

$[ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of month(s)

$[ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

Except in the case of a conversion to Base Rate Loans, Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.

Date: [mm/dd/yyyy]	DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

A-2-1

EXHIBIT B

TERM LOAN NOTE

$[Lender’s Term Loan Commitment]

[ ], 2007	New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”), promises to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before the Maturity Date, the lesser of (a) [AMOUNT] DOLLARS ($[      ,      ,      ]) and (b) the unpaid principal amount of all advances made by Payee to the Borrower as Term Loans under the Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation, Douglas Dynamics, L.L.C., a Delaware limited liability company, Fisher, LLC, a Delaware limited liability company, Douglas Dynamics Finance Company, a Delaware corporation, the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

This Term Loan Note (this “Note”) is one of the “Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, the Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

This Note is subject to mandatory prepayment and to prepayment at the option of the Borrower, each as provided in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. Whenever in this Note reference is made to Administrative Agent, Payee or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of Payee and its successors and assigns.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

BORROWER:

DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

TRANSACTIONS ON

TERM LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.  I am the Chief Financial Officer of Douglas Dynamics, L.L.C. (the “Company” or the “Borrower”).

2.  I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), the Company, Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”) the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”), and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by the attached financial statements.

3.  The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Company or any of its Subsidiaries has taken, is taking, or proposes to take with respect to each such condition or event.

The foregoing certifications, together with the computations set forth in the Annex A hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered [mm/dd/yyyy] pursuant to Section 5.1(d) or 5.1(i) of the Credit Agreement or in connection with the making of a Permitted Acquisition under the Credit Agreement.

DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yyyy]

This Annex A is attached to and made part of a Compliance Certificate dated as of [mm/dd/yyyy] and pertains to the period [mm/dd/yyyy] to [mm/dd/yyyy]. Subsection references herein relate to subsections of the Credit Agreement.

1. Consolidated Adjusted EBITDA: (i) + (ii)(1) - (iii) (2)=			$	[ , , ]

(i)	Consolidated Net Income:		$	[ , , ]

(ii)	(a)	Consolidated Interest Expense and non-Cash interest expense:	$	[ , , ]

	(b)	provisions for taxes based on income:	$	[ , , ]

	(c)	total depreciation expense:	$	[ , , ]

	(d)	total amortization expense: (3)	$	[ , , ]

	(e)	non-cash impairment charges:	$	[ , , ]

(f)

non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Company and its Subsidiaries pursuant to a written incentive plan or agreement:

			$	[ , , ]

	(g)	other non-Cash items that are unusual or otherwise non-recurring items:	$	[ , , ]

	(h)	expenses for fees under the Management Services Agreement:	$	[ , , ]

	(i)	any extraordinary losses and non-recurring charges during any period:(4)	$	[ , , ]

	(j)	restructuring charges or reserves:(5)	$	[ , , ]

	(k)	any transaction costs incurred in connection with the issuance of Securities or any refinancing transaction, in each case whether or not such transaction is consummated:	$	[ , , ]

(1)           Without duplication to the extent deducted in the calculation of Consolidated Net Income for such period.

(2)           Without duplication.

(3)           Including amortization of goodwill, other intangibles, and financing fees and expenses.

(4)           Including severance, relocations costs, one-time compensation charges and losses or charges associated with Interest Rate Agreements.

(5)           Including costs related to closure of Facilities.

	(1)	any fees and expenses related to any Permitted Acquisitions	$	[ , , ]

(iii)	(a)	non-Cash items increasing Consolidated Net Income for such period that are unusual or otherwise non-recurring items:	$	[ , , ]

(b)

cash payments made during such period reducing reserves or liabilities for accruals made in prior periods but only to the extent such reserves or accruals were added back to “Consolidated Adjusted EBITDA” in a prior period pursuant to clauses (ii)(f) or (ii)(g) above:

			$	[ , , ]

	(c)	Restricted Payments made during such period to Holdings pursuant to Section 6.5(c)(i):	$	[ , , ]

2. Consolidated Capital Expenditures:			$	[ , , ]

The aggregate of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries. (6)

		Maximum: (7)	$	[ , , ]

3. Consolidated Current Assets:			$	[ , , ]

The total assets of the Company and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

4. Consolidated Current Liabilities:			$	[ , , ]

The total liabilities of the Company and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

5. Consolidated Fixed Charges: (i) + (ii) + (iii) + (iv) + (v) = (8)			$	[ , , ]

(i)	Consolidated Interest Expense:		$	[ , , ]

(ii)	scheduled payments of principal on Consolidated Total Debt:		$	[ , , ]

(iii)	Consolidated Capital Expenditures: (9)		$	[ , , ]

(6)           Excluding expenditures constituting the purchase price for Permitted Acquisitions and amounts constituting Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds which are reinvested in the business of Company and its Subsidiaries in accordance with Section 2.13(a) or Section 2.13(b) of the Credit Agreement, respectively, by the Company and its Subsidiaries during such period.

(7)           Maximum for calendar year.

(8)           Without duplication.

(iv)	the portion of taxes based on income actually paid in cash during such period by the Company or any of its Subsidiaries whether for such period or any other period:	$	[ , , ]

(v)	Restricted Payments permitted under Section 6.5(c)(iii) of the Credit Agreement and which are paid in cash during such period:	$	[ , , ]

6. Consolidated Interest Expense: (i) - (ii) =		$	[ , , ]

(i)           total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) payable in cash of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements: (10)

		$	[ , , ]

(ii) the aggregate amount of interest income of the Company and its Subsidiaries during such period paid in cash:		$	[ , , ]

7. Consolidated Net Income: (i) - (ii) =		$	[ , , ]

(i)	the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:	$	[ , , ]

(ii)	(a)

the income (or loss) of any Person (other than a Subsidiary of the Company) in which any other Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such Person during such period:

		$	[ , , ]

(b)

the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries:

		$	[ , , ]

(c)

the income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable

(9)           Other than those financed with secured Indebtedness permitted by Sections 6.1 and 6.2 of the Credit Agreement or made or incurred pursuant to Section 6.8(b)(ii) of the Revolving Credit Facility.

(10)         Excluding any amounts referred to in Section 2.10(d) of the Credit Agreement payable on or before the Closing Date and amounts with respect to the termination of Interest Rate Agreements entered into within 90 days of the Closing Date.

	to that Subsidiary:	$	[ , , ]

	(d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$	[ , , ]

	(e) to the extent not included in items (a) through (d) above, any net extraordinary gains or net extraordinary losses:	$	[ , , ]

8. Consolidated Total Debt:

The aggregate stated balance sheet amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, that the amount of revolving Indebtedness to be included at the date of determination shall be equal to the average of the balances of such revolving Indebtedness as of the end of each of the prior four calendar quarters: (11)

		$	[ , , ]

9. Fixed Charge Coverage Ratio: (12) (i)/(ii) =

(i)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter Period then ended:	$	[ , , ]

(ii)	Consolidated Fixed Charges for such four-Fiscal Quarter Period:	$	[ , , ]

	Actual:	. :1.00
	Required:(13)	1.00:1.00

10. Leverage Ratio: (14),(15) (i)/(ii) =

(i)	Consolidated Total Debt less unrestricted Cash and Cash Equivalents of the Company and its Subsidiaries as of such day in excess of $1,000,000:	$	[ , , ]

(ii)	Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended:	$	[ , , ]

	Actual:	. :1.00
	Required:	. :1.00

(11)         Except that with respect to the first four calendar quarters after the Closing Date, the amount of revolving Indebtedness to be included shall be based on the average of the quarter end balances from the Closing Date through the date of determination.

(12)         Calculated as of the last day of any Fiscal Quarter.

(13)         If a Liquidity Event then exists.

(14)         Calculated as of the last day of any Fiscal Quarter.

(15)         For purposes of determining the unsecured debt basket pursuant to Section 6.1(k).

EXHIBIT D

OPINION OF COUNSEL FOR CREDIT PARTIES

D-1

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including to the extent included in any such Loans and Letters of Credit) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Related Fund/Sponsor/Fund affiliated with Sponsor(1)]

3.	Borrower(s):	Douglas Dynamics, L.L.C.

4.	Administrative Agent:	Credit Suisse, acting through its Cayman Islands Branch, as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Credit and Guaranty Agreement, dated as of May 21, 2007, by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance.” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”) the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”)

(1)           Select as applicable.

6.             Assigned Term Loan Commitment:

Aggregate Amount of	Amount of	Percentage Assigned
Commitment/Loans	Commitment/Loans	of
for all Lenders	Assigned	Commitment/Loans(2)
$	$		%
$	$		%
$	$		%

Effective Date:                   , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.             Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

(2)           Set forth, to at least 9 decimal places, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR:
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and](3) Accepted:

CREDIT SUISSE, acting through its Cayman Islands Branch, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[Consented to by Borrower:](4)

DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title:

(3)           If required pursuant to Section 10.6(c) of the Credit Agreement.

(4)           If required pursuant to Section 10.6(c) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

1.             Representations and Warranties.

1.1                   Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Holdings, the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings, the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2                   Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Non-US Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                       Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.                                       Post-Default. After the occurrence and during the continuation of an Event of Default, the Company may identify, by written to notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Lenders), up to two banks, financial institutions or other entities who shall not be permitted to be an Eligible Assignee during the continuation of such Event of Default.

4.                                       General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

EXHIBIT F

CERTIFICATE RE: NON-BANK STATUS

Reference is made to the Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”) the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

Pursuant to Section 2.19(c) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code of 1986, as amended. Attached hereto are two original copies of Internal Revenue Service Form W-8 (or its successor form) properly completed and duly executed.

[NAME OF LENDER]

By:
Name:
Title:

F-1

EXHIBIT G

SOLVENCY CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1.   I am the Chief Financial Officer of Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”) and Douglas Dynamics, L.L.C., a Delaware limited liability company (the “Company” or the “Borrower”).

2.   Reference is made to the Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Holdings, the Company, Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”) the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

3.   I have reviewed the terms of Sections 3 and 4 of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

4.   Based upon my review and examination described in paragraph 3 above, I certify, solely in my capacity as the chief financial officer of Holdings and Company, that, as of the date hereof, after giving effect to the incurrence of the Obligations under the Credit Documents, the borrowings under the Revolving Credit Facility and the other transactions contemplated by the Credit Documents, (a) Holdings and its Subsidiaries (on a consolidated basis) are and will be Solvent and (b) Borrower is and will be Solvent.

The foregoing certifications are made and delivered as of [         ], 2007.

DOUGLAS DYNAMICS HOLDINGS, INC.
DOUGLAS DYNAMICS, L.L.C.

By:
Name:
Title: Chief Financial Officer

G-1

EXHIBIT H

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yyyy] (this “Counterpart Agreement”), is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of May 21, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time, or otherwise renewed, refinanced or replaced from time to time (including subsequent or successive renewals, refinancings or replacements, and pursuant to one or more agreements or facilities), the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Douglas Dynamics Holdings, Inc., a Delaware corporation (“Holdings”), Douglas Dynamics, L.L.C., a Delaware limited liability company and a direct wholly-owned Subsidiary of Holdings (the “Company” or the “Borrower”), Fisher, LLC, a Delaware limited liability company (“Fisher”) and Douglas Dynamics Finance Company, a Delaware corporation (“DD Finance,” and together with Fisher and Holdings, each a “Guarantor” and collectively the “Guarantors”) the banks and financial institutions listed on the signature pages thereof (together with their respective successors and assigns, each individually referred to herein as a “Lender” and collectively as “Lenders”), Credit Suisse, Cayman Islands Branch (“Credit Suisse”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, “Collateral Agent”).

Section 1. Pursuant to Section 5.10 of the Credit Agreement, the undersigned hereby:

(a)          agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b)          represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct both before and after giving effect to this Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct as of such earlier date;

(c)          no event has occurred or is continuing as of the date hereof, or will result from the transactions contemplated hereby on the date hereof, that would constitute an Event of Default or a Default;

(d)          irrevocably and unconditionally guarantees the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Section 7 of the Credit Agreement; and

(e)          (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Secured Parties (as such term is defined in the Pledge and Security Agreement) a security interest in all of the undersigned’s right, title and interest in, to and under all personal property, subject to the limited exclusions set forth in Section 2.3 of the Pledge and Security Agreement, of the undersigned including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (as each of the following is defined in the Pledge and Security Agreement and all of which being hereinafter collectively referred to as the “Collateral”): Accounts; Chattel Paper; Documents; General Intangibles; Goods; Instruments; Insurance; Intellectual Property; Investment Related Property; Letter of Credit Rights; Money; Receivables and Receivable Records; Commercial Tort Claims; to the extent not otherwise included in the foregoing, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and to the extent not otherwise included in the foregoing, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing, and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

CREDIT SUISSE,
acting through its Cayman Islands Branch,
as Administrative Agent and as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT I

PLEDGE AND SECURITY AGREEMENT

I-1

EXHIBIT J

MORTGAGE

J-1

EXHIBIT K

RESTRICTED PAYMENT CERTIFICATE

All calculations under this certificate shall be for the period commencing on the first day of the first full Fiscal Quarter after the Closing Date through and including the last full Fiscal Quarter (taken as one accounting period) preceding the date of determination.

I.	Restricted Payment EBITDA

(a)	Consolidated Adjusted EBITDA	$

	(i) to the extent deducted in the calculation of Consolidated Net Income for such period, all losses which are non-recurring:	$

	(ii) to the extent deducted in the calculation of Consolidated Net Income for such period, interest attributable to Attributable Indebtedness:	$

(iii)       to the extent deducted in the calculation of Consolidated Net Income for such period, the amount of all dividends accrued or payable (whether or not in cash) by the Company or any of its Subsidiaries in respect of preferred stock (other than (A) dividends on Capital Stock (other than Disqualified Capital Stock) of the Company or such Subsidiary payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company or such Subsidiary, as applicable, and (B) by Subsidiaries of the Company to the Company or its wholly-owned Subsidiaries):

$

(b)	Sum of Items (i) thru (iii) above:	$

(c)	Aggregate amount of interest income of the Company and its Subsidiaries during such period paid in cash to the extent reducing Consolidated Adjusted EBITDA:	$

(d)

All gains which are non-recurring (including any gain from the issuance or sale of any Capital Stock) to the extent included in the calculation of Consolidated Net Income for such period, without duplication:

$

(e)	Sum of Items, without duplication, (a), (b) and (c):	$

Restricted Payment EBITDA (Item (e) minus Item (d)):		$

II.	Cumulative Interest Expense

(a)

Interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capital Leases and Attributable Indebtedness) of the Company and its Subsidiaries, including (I) amortization of debt issuance costs, original issue discount, debt discounts or premium and other financing fees and expenses and non-cash interest payments or accruals on any Indebtedness, (II) the interest portion of all deferred payment obligations of the Company and its Subsidiaries, and (III) all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to bankers’ acceptances and letters of credit financings and Hedge Agreements:

$

(b)	All cash dividends paid by the Company or any of its Subsidiaries in respect of preferred stock (other than by Subsidiaries of the Company to the Company or its wholly owned Subsidiaries):	$

Cumulative Interest Expense (the aggregate amount (without duplication and determined in each case in accordance with GAAP) of Items (a) and (b)):		$

III.	Restricted Payment Amount

(a)	Restricted Payment EBITDA:	$

(b)	product of 2.0 multiplied by Cumulative Interest Expense:	$

(c)	Item (a) minus Item (b):(20)	$

(d)	100% of the aggregate net cash proceeds received by the Company from a capital contribution or sale of Capital Stock to Holdings after the Closing Date:	$

(e)

An amount equal to the net amounts received in respect of Investments made under Section 6.7(l) or 6.7(m) of the Credit Agreement in any Person resulting from cash distributions on or cash repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to Company, DD Finance, Fisher or any of their respective Subsidiaries or from the net cash proceeds from the sale of any such Investment, not to exceed, in each case, the amount of Investments previously made by Company, DD Finance, Fisher or any of their respective Subsidiaries in such Person, less the cost of disposition (and excluding Investments in Subsidiaries):(21)

$

(f)	Sum of Items (c) through (e) above:	$

(g)	Aggregate amount of Restricted Payments made pursuant to Sections 6.5(a)(ii) and 6.5(c)(iv) of the Credit Agreement:	$

(h)	Amounts required to be applied to prepay Loans pursuant to Section 2.13(c) of the Credit Agreement:	$

(i)	(without duplication) amounts applied or utilized pursuant to Section 6.5(d), Section 6.5(f), Section 6.7(l), Section 6.7(m) or Section 6.16(c) of the Credit Agreement:

(j)	Sum of Items (g) through (i):	$

Restricted Payment Amount (Item (f) minus Item (j)):(22)		$

(20)         Not to be less than zero.

(21)         Except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Restricted Payment EBITDA.

(22)         For purposes of this definition, (i) the amount of any payment or Investment made or returned hereunder, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the board of directors of the Company (or similar governing body) for such payments or Investments with a value in excess of $1.0 million, and otherwise by an executive officer of the Company at the time made or returned, as applicable, (ii) interest with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capital Lease in accordance with GAAP and (iii) interest expense attributable to any Indebtedness represented by the guarantee by the Company or any of its Subsidiaries of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

EXHIBIT L

INTERCREDITOR AGREEMENT

L-1

EXHIBIT M

FIXED CHARGE COVERAGE COMPLIANCE CERTIFICATE

All calculations under this certificate shall be for the Fiscal Quarter Period preceding the date of determination, which shall be the last day of any month.

I.	Consolidated Interest Expense

(a)

total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) payable in cash of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements: (1)

$

(b)	the aggregate amount of interest income of the Company and its Subsidiaries during such period paid in cash	$

Consolidated Interest Expense (Item (a) minus Item (b))		$

II.	Consolidated Adjusted EBITDA

(a)	Consolidated Net Income:	$

	(i) Consolidated Interest Expense and non-Cash interest expense	$

	(ii) provisions for taxes based on income	$

	(iii) total depreciation expense	$

	(iv) total amortization expense (2)	$

	(v) non-cash impairment charges	$

(vi)       non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Company and its Subsidiaries pursuant to a written incentive plan or agreement

$

	(vii) other non-Cash items that are unusual or otherwise non-recurring items	$

	(viii) expenses for fees under the Management Services Agreement	$

	(ix) any extraordinary losses and non-recurring charges during any period(3)	$

	(x) restructuring charges or reserves (4)	$

(1)                                       Excluding any amounts referred to in Section 2.10 of the Credit Agreement payable on or before the Closing Date and amounts with respect to the termination of Interest Rate Agreements entered into within 90 days of the Closing Date.

(2)                                       Including amortization of goodwill, other intangibles, and financing fees and expenses.

(3)                                       Including severance, relocation costs, one-time compensation charges and losses or charges associated with Interest Rate Agreements.

(4)                                       Including costs related to closure of Facilities.

	(xi) any transaction costs incurred in connection with the issuance of Securities or any refinancing transaction, in each case whether or not such transaction is consummated	$

	(xii) any fees and expenses related to any Permitted Acquisitions	$

	(xiii) the Financial Performance Covenant Cure Amount	$

(b)	Sum of Items (i) thru (xiii)	$

	(i) non-Cash items increasing Consolidated Net Income for such period that are unusual or otherwise non-recurring items	$

(ii)                            cash payments made during such period reducing reserves or liabilities for accruals made in prior periods but only to the extent such reserves or accruals were added back to “Consolidated Adjusted EBITDA” in a prior period pursuant to clauses (vi) or (vii) above

$

	(iii) Restricted Payments made during such period to Holdings pursuant to Section 6.5(c)(i)	$

(c)	Sum of Items (i) thru (iii)	$

(d)	Sum of Item (a) and (b)(5)	$

Consolidated Adjusted EBITDA (Item (d) minus Item (c)(6)):		$

III.	Consolidated Fixed Charges

(a)	Consolidated Interest Expense	$

(b)	scheduled payments of principal on Consolidated Total Debt	$

(c)	Consolidated Capital Expenditures (7)	$

(d)	the portion of taxes based on income actually paid in cash during such period by the Company or any of its Subsidiaries whether for such period or any other period	$

(e)	Restricted Payments permitted under Section 6.5(c)(iii) of the Credit Agreement and which are paid in cash during such period	$

Consolidated Fixed Charges (Sum of Items (a)-(e)(8))		$

(5)                                  Without duplication to the extent deducted in the calculation of Consolidated Net Income for such period.

(6)                                  Without duplication.

(7)                                  The aggregate of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Company and its Subsidiaries (other than those financed with secured Indebtedness permitted by Section 6.1 of the Credit Agreement or made or incurred pursuant to Section 6.8(b)(ii) of the Credit Agreement).

(8)                                  Without duplication.

IV.	Fixed Charge Coverage Ratio

(a)	Consolidated Adjusted EBITDA	$

(b)	Consolidated Fixed Charges	$

Fixed Charge Coverage Ratio (Item (a) divided by Item (b))		. :1.00

Schedule 4.1
(Organization and Capital Structure)

	Type of	Jurisdiction of
Full Legal Name	Organization	Organization	Capital Structure

Douglas Dynamics Holdings, Inc.	corporation	Delaware	1,000,000 shares of Common Stock 1 share is designated Series B Preferred Stock and 1 share is designated Series C Preferred Stock

Douglas Dynamics, L.L.C.	limited liability company	Delaware	Percentage Interest of limited liability company units

Douglas Dynamics Finance Company	corporation	Delaware	1,000 shares of Common Stock

Fisher, LLC	limited liability company	Delaware	Percentage Interest of limited liability company units

Schedule 4.2

(Capital Stock and Ownership)

[as of May 21, 2007]

Entity	Capital Structure	Ownership

Douglas Dynamics Holdings, Inc.	1,000,000 shares of Common Stock; 606,656 shares issued and outstanding

Douglas Dynamics Holdings, LLC (50.19%)

Ares Corporate Opportunities Fund, L.P. (32.97%)

General Electric Pension Trust (15.25%)

The remaining stockholders own 1.58% in the aggregate (with each owning less than 0.40% individually).

	1 share is designated Series B Preferred Stock; 1 share of Series B Preferred Stock issued and outstanding	Douglas Dynamics Holdings, LLC (100%)

	1 share is designated Series C Preferred Stock; 1 share of Series C Preferred Stock issued and outstanding	Ares Corporate Opportunities Fund, L.P. (100%)

Douglas Dynamics, L.L.C.	Percentage Interest of limited liability company units	Douglas Dynamics Holdings, Inc. (100%)

Douglas Dynamics Finance Company	1,000 shares of Common Stock	Douglas Dynamics, L.L.C. (100%)

Fisher, LLC	Percentage Interest of limited liability company units	Douglas Dynamics, L.L.C. (100%)

Existence of existing option, warrant, call, right, commitment or other like agreement:

Douglas Dynamics Holdings, Inc.

Grantees (as a group)	Number of Awards Granted

Douglas Management	58,215 options to acquire common stock 8,070 deferred stock units

Douglas Independent Directors	4,124 options to acquire common stock

Aurora Advisors	1,500 options to acquire common stock

Ares Advisors	857 options to acquire common stock

*Note: Approximately 7,800 options to acquire common stock have been reserved for members of Douglas management, but have not been allocated/issued.

Douglas Dynamics, L.L.C.

None.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.9
(Material Adverse Changes)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

None.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.11
(Adverse Proceedings)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

The inclusion of these items on this schedule is not an admission by the Borrower that these items represent a Material Adverse Effect or that such disclosure was required to be set forth as an exception to this representation.

Bjork, David (Case number MICV2005-01131, filed in Massachusetts Superior Court)

•                 This is a personal injury case with a date of loss of December 16, 2002. Amount of damages is unspecified, and the Company has not reserved any amount with respect to this matter.

D’Angelo, Amy (Case number 98-3281, filed in New York)

•                 This is a personal injury case with a date of loss of February 4, 1998. Plaintiff is seeking $10,000,000 in damages, and the Company has reserved $25,000 with respect to this matter.

Employment and labor-related claims are listed in Schedule 4.18.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None

Schedule 4.13

(Real Estate Assets)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

4.13(i)

915 Riverview Drive

Johnson City, TN

7777 N. 73rd Street

Milwaukee, WI

50 Gordon Drive

Rockland, ME

4.13(ii)

None.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.14

(Environmental Matters)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

None.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.18

(Employee Matters)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

None.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.19

(Employee Benefit Plans)

Douglas Dynamics Holdings, Inc.

None.

Douglas Dynamics, L.L.C.

Retired/Former Employee Benefit Plans

Douglas Dynamics L.L.C. Insurance Coverage Policy for Retirees, as revised December 31, 2003.

Funding of Pension Plans

As of December 31, 2006, the present value of the aggregate benefit liabilities under the Douglas Dynamics LLC Salaried Pension Plan and the Douglas Dynamics LLC Pension Plan for Hourly Employees exceeded the aggregate current value of the assets under such plans by approximately $5.1 million.

Douglas Dynamics Finance Company

None.

Fisher, LLC

None.

Schedule 4.22

(Certain Existing Liens)

See Schedule 6.2.

Schedule 4.24

(Deposit Accounts)

Description	Bank Account Number	Loan Party	Depository Institution/ Contact Information

Main Operating Account, Concentration Account for all Controlled Disbursement Accounts, Sweep Account for Fisher and Western Lockbox		Douglas Dynamics, L.L.C.

Accounts Payable Controlled Disbursement account for all DD locations		Douglas Dynamics, L.L.C.

Flex Spending Claims Controlled Disbursement account for all DD locations		Douglas Dynamics, L.L.C.

Medical Claims Controlled Disbursement account for all DD locations		Douglas Dynamics, L.L.C.

Dental Claims Controlled Disbursement account for all DD locations		Douglas Dynamics, L.L.C.

401(k) account		Douglas Dynamics, L.L.C.

Payroll Clearing-WI		Douglas Dynamics, L.L.C.

general account		Douglas Dynamics Holdings Inc.

general account		Douglas Dynamics Finance Company

Description	Bank Account Number	Loan Party	Depository Institution/ Contact Information

Payroll Clearing-ME		Fisher, LLC

Payroll Clearing- TN		Douglas Dynamics, L.L.C.

Schedule 6.1(f)

(Certain Indebtedness)

None.

Schedule 6.2

(Permitted Liens)

Delaware Secretary of State searched on 04/24/07. Secured Party: Hyster Credit Company, P.O. Box 27248, Tempe, AZ 85285-7248. File no. 2197519, 07/23/2002. One Hyster Model S30XM, One Hyster Model H40XM Lift Truck together with all attachments and accessories.

Delaware Secretary of State searched on 04/24/07. Secured Party: Hyster Credit Company, P.O. Box 4366, Portland, OR 97208. File no. 2200036, 07/29/2002. One Hyster Model S30XM, One Hyster Model H40XM Lift Truck together with all attachments and accessories.

Delaware Secretary of State searched on 04/24/07. Secured Party: Bystronic Inc., 185 Commerce Drive, Hauppauge, NY, 11788. File no. 6046680, 01/27/2006. One BYSTAR 4020-2 (4400 Watt) Job No. 1803.

Schedule 6.7

(Certain Investments)

None.

Schedule 6.12

(Certain Affiliate Transactions)

All transactions, including payments, in respect of the Amended and Restated Joint Management Services Agreement dated as of April 12, 2004.